Exhibit 99.1

                                                                    NEWS RELEASE

IR Contacts:

Julia Harper
Chief Financial Officer
1-503-615-1250
julia.harper@radisys.com

Brian Bronson
Corporate Controller and Treasurer
RadiSys Corporation
1-503-615-1281
brian.bronson@radisys.com

                          RadiSys Announces Q1 results

      HILLSBORO, OR -- April 16, 2003 -- RadiSys Corporation (Nasdaq: RSYS), a leading global provider of embedded systems, reported revenues of $48.4 million for the quarter ended March 31, 2003, a 2% increase from $47.3 million last quarter, and down 8% from the same period a year ago. The net loss for the quarter was $4.2 million, or $.24 per share (diluted), versus a net loss of $0.7 million, or $.04 per share (diluted), a year ago. The results for the quarter ended March 31, 2003 include a $1.8 million restructuring charge, a $4.7 million loss on discontinued operations, and a gain of $825 thousand associated with the buyback of $10.3 million face value of the Company's convertible subordinated notes.

      "I'm very pleased that we were able to deliver sequential revenue growth in a challenging economic environment," stated Scott Grout, CEO. "Our growing revenue, combined with our proactive cost management efforts, will allow us to drive increasing levels of profitability moving forward. Specifically, gross margin increased a full percentage point to 31.4% this quarter and ongoing operating expenses were reduced by $1.3 million from the prior quarter's level. At the same time we continue to invest strongly in the future, spending $5.5 million on R&D and achieving ten new design wins in leading edge compute and networking applications such as security (firewalls and VPNs), signaling, and advanced medical imaging."

      The quarter included a $1.8 million restructuring charge, which was previously announced on January 13, 2003, primarily associated with increasing levels of outsourced manufacturing for product cost reduction. As previously stated, we believe these actions will result in quarterly savings of approximately $2 million, relative to the fourth quarter of 2002, when fully realized in the second quarter.


                                     -more-
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      The results for the quarter also include a $4.7 million loss on discontinued operations. The loss is attributable to the $4.3 million loss from the sale of the Savvi business, which included $4.1 million of goodwill and intangibles. The $4.7 million loss also includes $0.4 million of expenses incurred this quarter before the business unit was sold. The intention to sell the Savvi business was previously announced on January 13, 2003 and the transaction successfully closed in the quarter.

      RadiSys achieved ten new design wins in the quarter. RadiSys characterizes a design win as a project estimated to produce more than $500 thousand in revenue per year when in production. Four of the wins are significantly larger, each of which is estimated to produce more than $2 million in revenue per year once in full production. Of the ten wins, four are in Commercial Systems, four are in Service Provider Systems and two are in Enterprise Systems. Design wins ramp into production volume at varying rates, on average the ramp begins about twelve months after the win occurs.

Business Outlook

      The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

      Commenting on the outlook, Scott Grout, CEO, said "We currently expect to see revenue levels for the second quarter up slightly from the first quarter. We feel good about our current cost structure and expect earnings to improve as well."

      "We are energized by the possibilities for continued growth despite the difficult economic climate," stated Scott Grout, CEO. "Our revenue growth and improving profitability will allow us to maintain a differentiated position as a leading provider of embedded systems into multiple end markets."

      RadiSys will provide more details about first quarter results and current outlook during a conference call scheduled for 5 PM Eastern Time today. The public is invited to participate in the conference call by either calling 1-877-505-0447, password is RadiSys, or listening via live audio webcast on the RadiSys web-site at www.radisys.com. Replays of the call will be available through June 6, 2003 at 1-800-642-1687, password is 9361224, or via audio webcast at www.radisys.com.

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      RadiSys is a leading global provider of embedded solutions to the
Commercial Systems, Enterprise Systems, and Service Provider Systems markets. Using its extensive expertise in a wide variety of technologies, RadiSys focuses on industry-leading architecture while working in a close "virtual division" relationship with its customers -- significantly improving their time-to-market advantage and reducing cost. The broad range of RadiSys product offerings include board-level embedded computers; blade servers; motherboards; network interfaces and packet processing engines; communications middleware and software such as SS7/IP internetworking and protocol stacks; platforms based on PCI, CompactPCI, CompactPCI 2.16 and ATCA; turnkey gateway systems and professional services.

      For more information, contact RadiSys at info@radisys.com or http://www.radisys.com or call 800-950-0044 or 503-615-1100. For press information only: Lyn Pangares, RadiSys Corporation, 503-615-1220.

      RadiSys is a registered trademark. All other products are trademarks or registered trademarks of their respective companies.

                                      # # #

This press release contains forward-looking statements, including the statements concerning estimated revenue from design wins, the typical production volume ramp of design wins, and restructuring charges and anticipated savings. Scott Grout's statements about the Company being positioned for future profitability, the Company's guidance for the second quarter, particularly with respect to anticipated revenues and earnings in the second quarter, also constitute forward-looking statements. Actual results could differ materially from those projected in these forward-looking statements as a result of a number of risk factors, including the cyclical nature of our customers businesses; the Company's dependence on a few customers; schedule delays or cancellations in design wins; the Company's dependence on a few suppliers; intense competition; execution of the development or production ramp for design wins; political, economic and regulatory risks associated with international operations, including interest rate and currency exchange rate fluctuations; the inability to protect RadiSys' intellectual property or successfully defend against infringement claims by others; disruptions in the general economy and in the Company's business, including disruptions of cash flow and the Company's normal operations, that may result from terrorist attacks or armed conflict, particularly in the Middle East, and other risk factors listed from time to time in RadiSys' SEC reports, including those listed under "Risk Factors" in RadiSys' Annual Report on Form 10-K for the year ended December 31, 2002, a copy of which may be obtained by contacting the Company's investor relations department at 503-615-7797 or at the Company's investor relations website at http://www.radisys.com. Although forward-looking statements help provide complete information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information.

All information in this release is as of April 16, 2003. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

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                               RadiSys Corporation
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                                                    Three Months Ended
                                                                                        (unaudited)
                                                                                  March 31,      March 31,
                                                                                    2003           2002
                                                                                  ---------      ---------
Revenues                                                                          $ 48,404       $ 52,699
Cost of sales                                                                       33,207         37,986
                                                                                  --------       --------

Gross margin                                                                        15,197         14,713

Research and development                                                             5,540          7,386
Selling, general and administrative                                                  6,548          7,910
Intangible assets amortization                                                         765            778
Restructuring charges                                                                1,829             --
                                                                                  --------       --------

Income (loss) from operations                                                          515         (1,361)

Gain on repurchase of convertible notes                                                825          1,355
Interest expense, net                                                                 (406)          (808)
Other expense, net                                                                    (492)          (222)
                                                                                  --------       --------

Income (loss) from continuing operations before income tax expense (benefit)           442         (1,036)
Income tax expense (benefit)                                                             9           (775)
                                                                                  --------       --------

Income (loss) from continuing operations                                               433           (261)
                                                                                  --------       --------

Discontinued operations related to Savvi:
  Loss from discontinued operations (including loss on disposal of $4,286)          (4,679)          (870)
  Income tax benefit                                                                    --           (478)
                                                                                  --------       --------

Net loss                                                                          $ (4,246)      $   (653)
                                                                                  ========       ========

Net income (loss) per share from continuing operations (basic)                    $   0.02       $  (0.01)
                                                                                  ========       ========

Net income (loss) per share from continuing operations (diluted)                  $   0.02       $  (0.01)
                                                                                  ========       ========

Net loss per share (basic)                                                        $  (0.24)      $  (0.04)
                                                                                  ========       ========

Net loss per share (diluted)                                                      $  (0.24)      $  (0.04)
                                                                                  ========       ========

Weighted average shares from continuing operations  (basic)                         17,673         17,407
                                                                                  ========       ========

Weighted average shares from continuing operations  (diluted)                       17,840         17,407
                                                                                  ========       ========

Weighted average shares (basic)                                                     17,673         17,407
                                                                                  ========       ========

Weighted average shares (diluted)                                                   17,673         17,407
                                                                                  ========       ========

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                              RadiSys Corporation
                           Consolidated Balance Sheets
                                 (in thousands)

                                      ASSETS

                                                           March 31,
                                                              2003        December 31,
                                                          (unaudited)         2002
                                                          -----------     ------------
Current assets
         Cash and cash equivalents                         $  26,191       $  33,138
         Short-term investments                               59,917          72,661
         Accounts receivable, net                             29,924          27,473
         Inventories, net                                     27,596          24,864
         Other current assets                                  3,748           4,361
         Deferred tax assets                                   7,454           7,521
                                                           ---------       ---------

           Total current assets                              154,830         170,018

         Property and equipment, net                          24,458          25,882
         Goodwill, net                                        27,521          29,969
         Intangible assets, net                                8,716          11,159
         Long-term investments                                23,766          13,128
         Long-term deferred tax assets                        21,212          21,437
         Other assets                                          2,260           2,706
                                                           ---------       ---------

           Total assets                                    $ 262,763       $ 274,299
                                                           =========       =========

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
         Accounts payable                                  $  21,002       $  18,933
         Accrued wages and bonuses                             4,208           4,879
         Accrued interest payable                                476           1,643
         Accrued restructuring                                 4,800           5,178
         Other accrued liabilities                             8,967           6,911
                                                           ---------       ---------

           Total current liabilities                          39,453          37,544
                                                           ---------       ---------

Long-term liabilities
         Convertible subordinated notes                       67,374          77,366
         Mortgage payable                                      6,565           6,588
                                                           ---------       ---------

           Total long-term liabilities                        73,939          83,954
                                                           ---------       ---------

           Total liabilities                                 113,392         121,498
                                                           ---------       ---------

Shareholders' equity
         Common stock, 100,000 shares authorized,
           17,729 and 17,605  shares issued and
           outstanding                                       162,186         161,485
         Accumulated other comprehensive loss:
           Cumulative translation adjustment                   1,302           1,230
           Unrealized gain on securities                         154             111
         Accumulated deficit                                 (14,271)        (10,025)
                                                           ---------       ---------

           Total shareholders' equity                        149,371         152,801
                                                           ---------       ---------

           Total liabilities and shareholders' equity      $ 262,763       $ 274,299
                                                           =========       =========